UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

Dana Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2015, Dana Holding Corporation (“Dana”) entered into a new Executive Employment Agreement with Roger Wood, our President and Chief Executive Officer. As announced on January 13, 2015, Mr. Wood intends to retire from Dana at the end of April 2016.

Mr. Wood’s employment term under the Executive Employment Agreement will expire on April 30, 2016 (the “Expiration Date”). Prior to the Expiration Date and his retirement, Mr. Wood will assist with the management succession process. Pursuant to the Executive Employment Agreement, Mr. Wood will continue to earn his current annual base salary of $1,025,000 and to be entitled to Dana’s employee benefits through the Expiration Date, and his current compensation level will continue through 2015, including the following:

•	Upon the achievement of target-level performance, a 2015 annual bonus of one hundred twenty-five percent (125%) of his annual base salary (“Target Bonus”) and eligibility for an additional bonus equal to thirty percent (30%) of his Target Bonus based on Mr. Wood’s support of the succession and transition process; and

•	Eligibility for a 2015 award pursuant to the long term incentive program under Dana’s 2012 Omnibus Incentive Plan with a target value equal to four hundred twenty-five percent (425%) of his annual base salary.

If during the employment term, a successor to Mr. Wood is appointed, then Mr. Wood will retire from employment and he will be entitled to (1) continuation of his base salary through the Expiration Date, (2) a bonus for 2015, if not yet paid, based on actual performance as if he were employed for the entire year, (3) continuation of welfare benefits through the Expiration Date, (4) vesting of all stock options, pro-rated vesting of restricted stock units, and pro-rated vesting of performance cash and share awards for performance years that include the Expiration Date based on actual performance and (5) deemed satisfaction of vesting requirements under Dana’s Supplemental Executive Retirement Plan. Mr. Wood will have the same entitlements if his employment is terminated by Dana without Cause or by Mr. Wood for Good Reason (as such terms are defined in the Executive Employment Agreement) prior to the Expiration Date.

For a period of twenty-four (24) months following his termination of employment, Mr. Wood is prohibited from competing against Dana, soliciting its customers or employees, and working for a competitor. Mr. Wood has also agreed that he will not disclose Dana’s confidential information.

The preceding summary of Mr. Wood’s executive employment agreement is qualified in its entirety by reference to his agreement, which is attached as Exhibit 10.1 hereto, and incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure.

Dana previously announced it will participate in the 2015 Deutsche Bank Global Auto Industry Conference in Detroit, Michigan on January 13, 2015. President and Chief Executive Officer Roger Wood, Executive Vice President and Chief Financial Officer Bill Quigley, and Executive Vice President of Dana and Group President of On-Highway Driveline Technologies Mark Wallace will provide a brief overview of the company and answer questions for approximately 40 minutes, beginning at 3:05 p.m. EST.

A copy of the press release announcing Mr. Wood’s retirement as well as Dana’s preliminary 2014 financial results and 2015 guidance is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Information on accessing a live webcast will be posted to Dana’s Investor website (www.dana.com/investors) prior to the event. In addition, the audio replay will be available the next business day via the Dana Investor website. A copy of the presentation slides, which will be discussed at the conference, is attached hereto as Exhibit 99.2.

The information in this item (including Exhibit 99.2 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following items are filed and furnished with this report.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated January 12, 2015, by and between Dana Holding Corporation Roger Wood

99.1	Dana Holding Corporation News Release dated January 13, 2015

99.2	Deutsche Bank Global Auto Industry Conference Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION

Date: January 13, 2015	By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement, dated January 12, 2015, by and between Dana Holding Corporation Roger Wood

99.1	Dana Holding Corporation News Release dated January 13, 2015

99.2	Deutsche Bank Global Auto Industry Conference Presentation Slides

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